Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made effective as of October 2, 2009, by and among NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of August 31, 2006, as amended by that certain First Amendment to the Credit Agreement, effective as of August 31, 2006, that certain Second Amendment to the Credit Agreement, effective as of March 13, 2008, and that certain Third Amendment to the Credit Agreement, effective as of September 29, 2008 (as amended through such Third Amendment to the Credit Agreement, the “Existing Credit Agreement”, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent extend the Commitment Termination Date and amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1. Amendments.

(a)           Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the definitions of “Base Rate”, “Commitment Termination Date”, “Required Lenders” and “Senior Revolving Commitment Amount” in their entirety with the following definitions:

“Base Rate” shall mean the higher of (i) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) or (iii) the one month Adjusted LIBO Rate, which rate shall be determined on a daily basis, plus one percent (1.00%).  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate. Each change in the Administrative Agent’s prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

“Commitment Termination Date” shall mean the earliest of (i) August 31, 2012, (ii) the date on which the Aggregate Commitments are terminated pursuant to Section 2.7 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Required Lenders” shall mean, at any time, Lenders holding more than 66 2/3% of the aggregate outstanding Commitments at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 66 2/3% of the aggregate Credit Exposure; provided however, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Commitments and Credit Exposure shall be excluded for purposes of determining Required Lenders.

“Senior Revolving Commitment Amount” shall mean the aggregate principal amount of the Senior Revolving Commitments from time to time.  On the Fourth Amendment Effective Date, the Senior Revolving Commitment Amount is $67,500,000.

(ii) inserting the following definitions of “Cash Collateralize”, “Defaulting Lender”, “Fourth Amendment Effective Date”, “Lender Insolvency Event”, “Non-Defaulting Lender”, “Parent Company” and “Potential Defaulting Lender” in appropriate alphabetical order:

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars, with the Administrative Agent pursuant to documentation in form and substance, reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).

“Defaulting Lender” shall mean, at any time, any Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan and/or to make a payment to the Issuing Bank in respect of a Letter of Credit (each a “funding obligation”), (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on, its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Fourth Amendment Effective Date” shall mean October 2, 2009.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Potential Defaulting Lender” shall mean, at any time, a Lender (i) as to which the Administrative Agent has notified the Borrower that an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any financial institution affiliate of such Lender, (ii) that has (or its Parent Company or a financial institution affiliate thereof has) notified the Administrative Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement or (iii) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

and (iii) (A) deleting the definition of “Aggregate Commitment Amount” and (B) replacing the term “Aggregate Commitment Amount” with “Senior Revolving Commitment Amount” wherever it appears.

(b)           Section 1.3 of the Credit Agreement is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of  any Loan Party or any Subsidiary of any Loan Party at "fair value", as defined therein.

(c)           Section 2.21 of the Credit Agreement is hereby amended by replacing the last sentence of subsection (b) with the following:

The sum of the increases in the Senior Revolving Commitments of the existing Lenders pursuant to subsection (a), if applicable, and this subsection (b) plus the Senior Revolving Commitments of the Additional Lenders shall not in the aggregate exceed $107,500,000.

(d)           Section 2.23 of the Credit Agreement is hereby amended by adding “or to make a payment to the Issuing Bank in respect of a Letter of Credit” immediately before the word “hereunder ,” in the fourth line.

(e)           Article 2 of the Credit Agreement is hereby amended by adding the following as a new Section 2.24:

Section 2.24                      Defaulting Lenders.

(a)           If a Lender becomes, and during the period it remains, a Defaulting Lender or Potential Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

(1)           the LC Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Senior Revolving Commitments;  provided that (a) the sum of each Non-Defaulting Lender’s total Senior Revolving Credit Exposure and total LC Exposure may not in any event exceed the Senior Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(2)           to the extent that any portion (the “unreallocated portion”) of the LC Exposure of any Defaulting Lender cannot be so reallocated, for any reason, or with respect to the LC Exposure of any Potential Defaulting Lender, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the Issuing Bank), (a) Cash Collateralize the obligations of the Borrower to the Issuing Bank in respect of such LC Exposure in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure of such Defaulting Lender or the LC Exposure of such Potential Defaulting Lender, or (b) make other arrangements satisfactory to the Administrative Agent, and to the Issuing Bank in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

(3)           in addition to the other conditions precedent set forth in Section 3.2, the Issuing Bank will not be required to issue, amend or increase any Letter of Credit unless it is satisfied that 100% of the related exposure is fully covered or eliminated by any combination satisfactory to the Issuing Bank of the following:

(i) in the case of a Defaulting Lender, the LC Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit, to the Non-Defaulting Lenders as provided in clause (1) above;

(ii) in the case of a Defaulting Lender or a Potential Defaulting Lender, without limiting the provisions of clause (2), the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letter of Credit in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or makes other arrangements satisfactory to the Administrative Agent and the Issuing Bank in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

provided that (a) the sum of each Non-Defaulting Lender’s total Senior Revolving Credit Exposure and total LC Exposure may not in any event exceed the Senior Revolving Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any other Lender may have against such Defaulting Lender or Potential Defaulting Lender, or cause such Defaulting Lender or Potential Defaulting Lender to be a Non-Defaulting Lender;

(4)           with the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Senior Revolving Commitment of a Defaulting Lender, and in such event the provisions of paragraph (5) below will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender.

(5)           any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until the termination of the Commitments at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority:  first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed LC Disbursements then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and seventh to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct

(6)           such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Sections 2.12(b) and 2.12(c) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (a) to the extent that a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to clause (2), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Senior Revolving Commitments, and (b) to the extent any portion of such LC Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the

Issuing Bank (and the pro rata payment provisions of Section 2.19 will automatically be deemed adjusted to reflect the provisions of this Section);

(7)           no Defaulting Lender will be entitled to vote in respect of amendments modifications, consents and waivers hereunder, and the Senior Revolving Commitment and the outstanding Senior Revolving Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, modification, consent or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any waiver, amendment, consent or modification requiring the approval of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders (other than as a result of such Defaulting Lender having a greater or lesser Senior Revolving Credit Exposure or Senior Revolving Commitment than other affected Lenders) shall require the approval of such Defaulting Lender;

(b)           If the Borrower, the Administrative Agent and the Issuing Bank agree in writing in their discretion that a Lender that is a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the LC Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Senior Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Senior Revolving Credit Exposure and LC Exposure of the Lenders to be on a pro rata basis in accordance with their respective Senior Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and such Senior Revolving Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing) and if any cash collateral has been posted with respect to such Defaulting Lender or Potential Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

(f)             Section 9.7 of the Credit Agreement is hereby amended by the addition of the following subsection (c) to such Section:

(c)           In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.24(a)(1), then the Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five Business Days after the date of such notice).

(g)           Section 10.2 of the Credit Agreement is hereby amended by adding the following sentence at the end of subsection (b) of such Section:

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

(h)           Schedule I and Schedule II of the Credit Agreement are hereby amended by replacing the schedules in their entirety with the Schedule I and Schedule II attached hereto.

2. Amendment to Security Agreement.  Section 1.01 of the Security Agreement is hereby amended by deleting clause (i) of the last paragraph of the definition of “Collateral” and renumbering the remaining clauses in such paragraph to reflect the deletion.

3. Reduction in Certain Revolving Commitments.  Upon this Amendment becoming effective, the Lenders acknowledge and agree that notwithstanding anything to the contrary set forth in the Credit Agreement, the Senior Revolving Commitment of each Lender other than Comerica Bank will be reduced to the amount set forth opposite such Lender’s name on Schedule II to this Amendment, and the Senior Revolving Commitment of Comerica Bank will remain at the amount set forth opposite such Lender’s name on Schedule II to this Amendment.  Immediately after giving effect to such reductions in Senior Revolving Commitment, (a) each Lender shall be deemed to have purchased and sold participations in the LC Exposure such that all LC Exposure is shared ratably among the Lenders based upon their respective Pro Rata Shares after giving effect to such reductions in Senior Revolving Commitments and (b) the Borrower shall be deemed to have repaid all Loans and reborrowed all Loans from the Lenders ratably based upon their respective Pro Rata Shares after giving effect to such reductions in Senior Revolving Commitments, all as directed by the Administrative Agent.

4. Conditions to Effectiveness of this Amendment.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, unless and until:

(i) the Administrative Agent shall have received payment of:

(a)           amendment fees in an amount equal to 1.00% of the aggregate principal amount of the Senior Revolving Commitments (as defined in the Existing Credit Agreement) of the Lenders executing this Amendment (prior to giving effect to this Amendment), to be allocated ratably among such Lenders based upon such Senior Revolving Commitments,

(b)           such other fees as the Borrower has previously agreed to pay the Administrative Agent or any of its affiliates in connection with this Amendment,

(c)           all unpaid commitment fees and letter of credit fees accrued through the Fourth Amendment Effective Date pursuant to Section 2.12(b) and (c) of the Existing Credit Agreement and all unpaid interest on the Loans accrued through the Fourth Amendment Effective Date pursuant to Section 2.11 of the Existing Credit Agreement, in each case whether or not then due and payable,

(d)           for the account of each Lender that has provided notice of the amount that it is entitled to receive pursuant to Section 2.17 of the Credit Agreement no later than two (2) Business Days prior to the Fourth Amendment Effective Date (it being understood that the failure by any Lender to deliver such notice shall not extinguish such Lender’s right to indemnification under Section 2.17 of the Credit Agreement), any amounts owed to such Lender under Section 2.17 of the Credit Agreement as a result of the transactions contemplated by this Amendment, and

(e)           reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent); and

(ii) the Administrative Agent shall have received each of the following:

(a)           executed counterparts to this Amendment signed by the Borrower, each of the Guarantors and the Lenders;

(b)           a favorable written opinion of counsel to the Borrower and the Guarantors, addressed to the Administrative Agent and Lenders, and covering such matters relating to this Amendment and the transactions contemplated therein as the Administrative Agent and the Lenders shall reasonably request;

(c)           a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor, attaching and certifying the resolutions of its boards of directors or comparable authorization, authorizing the execution, delivery and performance of this Amendment and certifying the name, title and true signature of each officer of the Borrower or the Guarantor, as the case may be, executing the Amendment, confirming that, except as set forth in such certificate, no changes have occurred to the articles of incorporation or bylaws of the Borrower nor to the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents or bylaws or partnership agreement or limited liability company agreement, or comparable organizational documents of the Guarantors, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Borrower and each Guarantor; and

(d)           evidence, satisfactory to the Administrative Agent, that the Treasury Secured Revolving Credit Agreement, dated as of September 29, 2008, by and among Borrower, Lenders and the Administrative Agent, and all commitments to extend credit thereunder have been terminated and all amounts outstanding thereunder have been paid.

5. Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution, delivery and performance by Borrower of this Amendment (i) is within Borrower’s power and authority; (ii) has been duly authorized by all necessary corporate and shareholder action; (iii) is not in contravention of any provision of Borrower’s certificate of incorporation or bylaws or other organizational documents; (iv) does not violate any law or regulation, or any order or decree of any Governmental Authority; (v) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any such Subsidiary or any of their respective property is bound; (vi) does not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries; and (vii) does not require the consent or approval of any Governmental Authority;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general and by general principals of equity; and

(c)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

6. Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Subsidiary Guaranty.  Each Subsidiary Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guarantee Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby, and all promissory notes issued thereunder. Each Subsidiary Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary

Guarantee Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Guarantors under the Subsidiary Guarantee Agreement.

(b)           Acknowledgment of Perfection of Security Interest. Borrower and each Subsidiary Guarantor hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

7. Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

8. Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

9. No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

10. Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

11. Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

12. Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

13. Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Subsidiary Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By:           /s/ Stephen K, Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

SUBSIDIARY GUARANTORS:

NGPC FUNDING GP, LLC

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

NGPC FUNDING, LP
By: NGPC Funding GP, LLC
Its general partner

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

NGPC ASSET HOLDINGS GP, LLC

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT]

NGPC ASSET HOLDINGS, LP
By: NGPC Asset Holdings GP, LLC
Its general partner

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

NGPC NEVADA, LLC

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

NGPC ASSET HOLDINGS III, LP
By: NGPC Asset Holdings GP, LLC
Its general partner

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

NGPC ASSET HOLDINGS II, LP
By: NGPC Asset Holdings GP, LLC
Its general partner

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

NGPC ASSET HOLDINGS V, LP
By: NGPC Asset Holdings GP, LLC
Its general partner

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT]

NGPC ASSET HOLDINGS VI, LP
By: NGPC Asset Holdings GP, LLC
Its general partner

By:      /s/ Stephen K. Gardner
Name: Stephen K. Gardner
Title: Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT]

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent and Collateral Agent

By:      /s/ David Simpson
Name: David Simpson
Title: Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT]

COMERICA BANK

By:      /s/ Matthew Turner
Name:  Matthew Turner
Title:  Corporate Banking Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT]

RAYMOND JAMES BANK, FSB

By:      /s/ James M. Armstrong
Name: James M. Armstrong
Title: Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT]

BRANCH BANK AND TRUST COMPANY

By:      /s/ Greg Drabik
Name:  Greg Drabik
Title:   Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT]

Schedule I
APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

Senior Revolving Credit Facility

Pricing Level	Consolidated Total Debt Percentage	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee
I	Less than 10%	4.25%	3.25%	0.50%
II	Less than 25% but greater than or equal to 10%	4.75%	3.75%	0.50%
III	Less than 35% but greater than or equal to 25%	5.25%	4.25%	0.625%
IV	Greater than or equal to 35%	5.75%	4.75%	0.75%

Schedule II
COMMITMENT AMOUNTS
SunTrust Bank	$20,000,000
Branch Bank & Trust Co.	$17,500,000
Raymond James Bank, FSB	$15,000,000
Comerica Bank	$15,000,000